Exhibit 99.1

On Track Innovations Ltd. Reports

Third Quarter 2020 Financial Results

Yokneam, Israel – November 23, 2020 – On Track Innovations Ltd. (“OTI”) (OTCQX: OTIVF) (the “Company” or “OTI”), a global provider of near field communication (NFC) and cashless payment solutions, today provided a business update and announced financial results for the third quarter ended September 30, 2020.

Management Commentary

Mr. Yehuda Holtzman, OTI’s CEO, commented, “The results of the quarter continued to be impacted by the COVID-19 pandemic and the various lockdown measures taken in the geographies in which we operate. Specifically in Poland, the recent deterioration in the pandemic situation in that country has led to an almost complete stop to our Mass Transit Ticketing sales business, negatively impacting our cash flow. We are looking at various options to address the Company’s cash needs, including measures we are taking to cut costs and raise funds.”

Continued Mr. Holtzman, “While not yet expressed in our financial results, our new sales strategy of strengthening our presence in key regions is beginning to bear fruit, which makes us incrementally optimistic for the long-term. During the nine months ended September 30, 2020, we saw an almost 60% year-over-year increase in our Retail related revenues due the cashless and non-physical nature of our products. Barring a worsening of the current pandemic crisis, and subject to successfully increasing our cash as necessary to continue as a going-concern in the short term, we believe that our Retail activity will continue to present solid results alongside a recovery post COVID-19 in our Mass Transit Ticketing sales, which should lead to sales growth during 2021.”

Third quarter 2020 Financial Results Summary

●	Revenues in the quarter were $3.6 million, reflecting a 6% decline compared to $3.9 million in the third quarter of 2019. Licensing and transaction fees were $0.8 million, compared to $1.2 million in the third quarter of last year.

●	Gross profit for the quarter was $1.5 million (41% of revenue), compared to $1.7 million (44% of revenue) in the same year ago quarter. The decrease is mainly attributed to a change in the revenue mix and to the sharp decrease in Mass Transit Ticketing sales in the Polish market, as a result of the impact of the COVID-19 pandemic.

●	Operating expenses totaled $3.0 million in the quarter, compared to operating expenses of $2.8 million in the same year-ago quarter. Operating expenses for the quarter ended September 30, 2019 included a gain of $0.3 million related to the sale of a building by OTI’s South African subsidiary.

●	Net loss was $1.6 million, compared to a net loss of $1.2 million in the same year-ago quarter.

●	Adjusted EBITDA loss from continuing operations was $1.2 million in the quarter, compared to an adjusted EBITDA loss from continuing operations of $1.1 million in the same year-ago quarter.

●	As of September 30, 2020, the Company had cash and cash equivalents and short-term investments of $3.2 million.

Conference Call

Management will host a live investor conference call at 11:00 a.m. ET on November 23, 2020, to discuss OTI’s third quarter 2020 financial results, provide a corporate update, and conclude with a Q&A session taking live questions from participants as well as answering many of the previously submitted questions by investors.

To participate, please use the following information:

U.S. Dial-in: 1 888 281 1167

International Dial-in: +972 3 918 0650

Webcast: http://veidan-stream.com/otiq3-2020.html

Please dial in a few minutes before the start of the call and request to join the “On Track Innovations Earnings Conference Call” to ensure timely participation.

The conference call will also be available for replay by clicking on the above webcast link or via a link on the investor relations section of the Company’s website.

About On Track Innovations Ltd

On Track Innovations (OTI) is a global leader in the design, manufacture, and sale of secure cashless payment solutions using contactless NFC technology. OTI’s field-proven innovations have been deployed around the world to address cashless payment, automated retail and petroleum markets. OTI distributes and supports its solutions through a global network of regional offices and alliances. For more information, visit www.otiglobal.com.

Investor Relations Contact:

Ehud Helft

GK Investor & Public Relations

+1 646 688 3559

oti@gkir.com

Safe Harbor / Forward-Looking Statements

This press release contains express or implied forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other Federal securities laws. Whenever we use words such as “will,” “look forward,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “believe,” “should,” “can” or similar expressions, we are making forward-looking statements. For example, we are using forward-looking statements when we discuss, among others: the Company’s strategy, the Company’s cash needs and satisfaction thereof, the Company’s ability to continue as a going concern, that the measures that the Company takes in cutting expenses and raising funds will be successful, the Company’s optimism for the long term and the Company’s belief that its Retail activity will continue to present solid results alongside recovery post COVID-19 in its Mass Transit Ticketing sales which should lead to sales growth during 2021. Because such statements deal with future events and are based on OTI’s current expectations, they are subject to various risks and uncertainties and actual results, including those as a result of the current COVID-19 pandemic. Performance or achievements of OTI could differ materially from those described in or implied by the statements in this press release. Factors that could cause actual results to differ materially from those anticipated by our forward-looking statements are stated under the captions “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and other known and unknown uncertainties and risk factors including those detailed from time to time in the Company’s filings with the Securities and Exchange Commission.  Forward-looking statements are made as of the date of this release, and we expressly disclaim any obligation or undertaking to update forward-looking statements. The reader is cautioned not to place undue reliance on forward-looking statements.

Use of Non-GAAP Financial Information

This press release contains certain non-GAAP measures, namely, adjusted EBITDA from continuing operations, or adjusted earnings from continuing operations before interest, income tax, depreciation and amortization. Adjusted EBITDA from continuing operations represents earnings before interest or financing expenses, income tax, depreciation and amortization, and further eliminates the effect of stock-based compensation expense and other income, net, which reflects a gain of $0.3 million related to the sale of a building by OTI’s South African subsidiary. OTI believes that adjusted EBITDA from continuing operations should be considered in evaluating the Company’s operations since it provides a clear indication of the Company’s operating results. This measure should be considered in addition to results prepared in accordance with U.S. GAAP, but should not be considered a substitute for the U.S. GAAP results. The non-GAAP measures included in this press release have been reconciled to the U.S. GAAP results in the table below.

ON TRACK INNOVATIONS LTD.

RECONCILIATION OF NON-GAAP ADJUSTMENT

The following table reflects selected On Track Innovations Ltd. non-GAAP results reconciled to GAAP results:

(US dollars in thousands)

	Three months ended Sept. 30,		Nine months ended Sept. 30,
	2020	2019	2020	2019
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Net loss	$(1,621)	$(1,210)	$(3,413)	$(3,854)

Net loss from discontinued operations	82	36	125	279
Financial expenses, net	80	93	35	199
Depreciation and amortization	320	308	924	951
Income tax (benefits) expenses, net	(60)	17	(89)	25
Total EBITDA FROM CONTINUING OPERATIONS	$(1,199)	$(756)	$(2,418)	$(2,400)

Other income, net	-	(335)	-	(335)
Stock-based compensation	13	6	41	95
Total adjusted EBITDA FROM CONTINUING OPERATIONS	$(1,186)	$(1,085)	$(2,377)	$(2,640)

ON TRACK INNOVATION LTD.

INTERIM UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

(US dollars in thousands)

	September 30,	December 31,
	2020	2019

Assets

Current assets
Cash and cash equivalents	$2,578	$2,543
Short-term investments	605	2,305
Trade receivables (net of allowance for doubtful accounts of $818 and $612 as of September 30, 2020 and December 31, 2019, respectively)	2,824	2,430
Other receivables and prepaid expenses	1,181	1,822
Inventories	3,380	3,332

Total current assets	10,568	12,432

Long-term restricted deposit for employee benefits	477	477

Severance pay deposits	384	383

Property, plant and equipment, net	3,728	3,694

Intangible assets, net	721	733

Right-of-use assets due to operating leases	3,689	2,134

Total Assets	$19,567	$19,853

ON TRACK INNOVATION LTD.

INTERIM UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

(US dollars in thousands)

	September 30,	December 31,
	2020	2019

Liabilities and Equity

Current Liabilities
Short-term bank credit and loans and current maturities of long-term bank loans	$2,708	$2,478
Trade payables	4,263	4,126
Other current liabilities	2,539	3,054

Total current liabilities	9,510	9,658

Long-Term Liabilities
Long-term loans, net of current maturities	740	22
Long-term liabilities due to operating leases, net of current maturities	2,802	1,483
Accrued severance pay	906	884
Deferred tax liability	299	416
Total long-term liabilities	4,747	2,805

Total Liabilities	14,257	12,463

Commitments and Contingencies

Equity
Shareholders’ Equity
Ordinary shares of NIS 0.1 par value: Authorized – 100,000,000 and 50,000,000 shares as of September 30, 2020 and December 31, 2019, respectively; issued: 55,003,076 and 47,963,076 shares as of September 30, 2020 and December 31, 2019, respectively; outstanding: 53,824,377 and 46,784,377 shares as of September 30, 2020, and December 31, 2019, respectively	1,423	1,226
Additional paid-in capital	227,183	225,970
Treasury shares at cost - 1,178,699 shares as of September 30, 2020 and December 31, 2019	(2,000)	(2,000)
Accumulated other comprehensive loss	(1,051)	(974)
Accumulated deficit	(220,245)	(216,832)
Total Equity	5,310	7,390

Total Liabilities and Equity	$19,567	$19,853

ON TRACK INNOVATION LTD.

INTERIM UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(US dollars in thousands, except share and per share data)

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019

Revenues
Sales	$2,868	$2,631	$10,262	$7,286
Licensing and transaction fees	769	1,234	2,679	3,708

Total revenues	3,637	3,865	12,941	10,994

Cost of revenues
Cost of sales	2,142	2,161	7,380	5,273
Total cost of revenues	2,142	2,161	7,380	5,273

Gross profit	1,495	1,704	5,561	5,721
Operating expenses
Research and development	841	840	2,643	2,528
Selling and marketing	1,215	1,193	3,570	3,798
General and administrative	958	1,070	2,690	3,081
Other gain, net	-	(335)	-	(335)

Total operating expenses	3,014	2,768	8,903	9,072

Operating loss from continuing operations	(1,519)	(1,064)	(3,342)	(3,351)
Financial expenses, net	(80)	(93)	(35)	(199)

Loss from continuing operations
before taxes on income	(1,599)	(1,157)	(3,377)	(3,550)
Income tax (expenses) benefit, net	60	(17)	89	(25)

Loss from continuing operations	(1,539)	(1,174)	(3,288)	(3,575)
Loss from discontinued operations	(82)	(36)	(125)	(279)

Net loss	(1,621)	(1,210)	(3,413)	(3,854)

Basic and diluted net loss attributable to shareholders per ordinary share
From continuing operations	(0.03)	(0.03)	(0.07)	(0.09)
From discontinued operations	(*)	(*)	(*)	(*)

	$(0.03)	$(0.03)	$(0.07)	$(0.09)

Weighted average number of ordinary shares used in computing basic and diluted net loss per ordinary share	53,824,377	41,324,377	51,448,903	41,306,575

*	Less than $0.01 per ordinary share.

ON TRACK INNOVATION LTD.

INTERIM UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOW

(US dollars in thousands)

	Nine months ended September 30,
	2020	2019
Cash flows from continuing operating activities
Net loss from continuing operations	$(3,288)	$(3,575)
Adjustments required to reconcile net loss to net cash used in provided by continuing operating activities:
Stock-based compensation related to options and shares issued to employees and others	41	96
Accrued interest and linkage differences, net	(102)	(48)
Depreciation and amortization	924	951
Deferred tax benefits, net	(107)	(25)
Gain on sale of property and equipment	-	(328)

Changes in operating assets and liabilities:
Change in accrued severance pay, net	21	66
(Increase) decrease in trade receivables, net	(401)	1,576
Decrease in other receivables and prepaid expenses	610	395
Increase in inventories	(48)	(879)
Increase in trade payables	204	506
Decrease in other current liabilities	(244)	(585)
Net cash used in continuing operating activities	(2,390)	(1,850)

Cash flows from continuing investing activities

Purchase of property and equipment and intangible assets	(994)	(589)
Proceeds from sale of property and equipment	-	1,102
Change in short-term investments, net	1,715	(978)
Proceeds from restricted deposit for employee benefits	-	10
Net cash provided by (used in) continuing investing activities	721	(455)

Cash flows from continuing financing activities
Increase in short-term bank credit, net	161	2,636
Proceeds from long-term bank loans	799	-
Repayment of long-term bank loans	(8)	(261)
Proceeds from issuance of shares, net of issuance costs	1,369	-
Net cash provided by continuing financing activities	2,321	2,375

Cash flows from discontinued operations
Net cash used in discontinued operating activities	(572)	(1,397)

Total net cash used in discontinued operations	(572)	(1,397)

Effect of exchange rate changes on cash and cash equivalents	(45)	(277)

Increase (decrease) in cash, cash equivalents and restricted cash	35	(1,604)

Cash, cash equivalents and restricted cash - beginning of the period	2,648	5,105

Cash, cash equivalents and restricted cash - end of the period	$2,683	$3,501